UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

Bright Mountain Media, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	561-998-2440

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 ( §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) .

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On May 15, 2020, Bright Mountain Media, Inc (“Company”). entered into a non-binding letter of intent with Centre Lane Credit Partners II, L.P. (“Centre Lane”). pursuant to which we may acquire all of the equity in CL Media Holdings LLC (“Wild Sky”). The transaction will consist of $15 million in a senior secured term loan, to be funded by Centre Lane, and 2.5 million shares of the Company’s common stock. Wild Sky, headquartered in New York City with offices in Bangkok offers global reach through hyper-engaging content and multicultural audiences. A top-five parenting group according to ComScore, WildSky’s robust portfolio of parenting websites include Mom.com, CafeMom, LittleThings, Revelist, Babynamewizard.com, and MamasLatinas.

The closing of the transaction is subject to a number of conditions precedent, including satisfactory due diligence by the Company, the execution of definitive agreements, together with other customary conditions precedent. As our due diligence on Wild Sky continues, no assurance can be given that at this time we will complete this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2020	Bright Mountain Media, Inc.

	By:	/s/ Alan Bergman
Alan Bergman, Chief Financial Officer